Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 22, 2025, with respect to the consolidated financial statements included in the Annual Report of Innovative Solutions and Support, Inc. on Form 10-K for the year ended September 30, 2025. We consent to the incorporation by reference of said report in the Registration Statements of Innovative Solutions and Support, Inc. on Forms S-3 (File No. 333-290859 and File No. 333-267595) and Forms S-8 (File No. 333-163712 and File No. 333-235689).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania December 22, 2025